Exhibit 10.9

Executive Employment Agreement

Dated as of January 30, 2023

This Executive Employment Agreement (the “Agreement”) dated as of the date first set forth above (the “Effective Date”) is entered into by and between The Sustainable Green Team, Ltd., a Delaware corporation (the “Company”) and Josh Wethington (the “Executive”). The Company and Executive may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company now desires to employ the Executive as the Chief Financial Officer of the Company and the Executive desires to serve in such capacities on behalf of the Company, in each case subject to the terms and conditions herein;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

Section 1.		Employment.

	(a)	Term. The term of this Agreement (the “Initial Term”) shall begin as of the Effective Date and shall end on the earlier of (i) the fifth (5th) annual anniversary of the Effective Date and (ii) the time of the termination of the Executive’s employment in accordance with Section 3. The Initial Term and any Renewal Term (as defined below) shall automatically be extended for one or more additional terms of three (3) years each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Executive provides notice to the other Party of their desire to not so renew the Initial Term or Renewal Term (as applicable) at least ninety (90) days prior to the expiration of the then-current Initial Term or Renewal Term, as applicable. Executive’s employment with the Company shall be “at will,” meaning that either Executive or the Company may terminate Executive’s employment at any time and for any reason, subject to Section 3. Any contrary representations that may have been made to Executive are superseded by this Agreement.

	(b)	Duties. The Company hereby appoints Executive, and Executive shall serve, as the Chief Financial Officer of the Company and shall report to the Chief Executive Officer and the Board of Directors of the Company (the “Board”) and to such other persons as designated by the Chief Executive Officer or the Board. The Executive shall have such duties and responsibilities as are consistent with Executive’s position with the Company. In addition, the Executive shall perform all other duties and accept all other responsibilities incident to such position as may reasonably assigned to Executive by the Board.

Section 2. Compensation and Other Benefits. As compensation for the services to be rendered hereunder, during the Term the Company shall pay to the Executive the salary and bonuses, and shall provide the benefits, as set forth in this Section 2.

1

(a)	Base Salary. The Company shall pay to the Executive an annual base salary for the initial one year of the Term of $250,000, payable on a monthly basis commencing on the Effective Date (as the same may be adjusted herein, the “Base Salary”). The Base Salary each successive year of the Term shall automatically increase by an amount equal to 3% of the Base Salary for the prior year of the Term. The Base Salary shall not be subject to reduction without the prior written consent of the Company and the Executive and an amendment to this Agreement evidencing such adjustment. The Base Salary shall be paid in accordance with the Company’s payroll policies.

(b)	Equity Issuances.

(i)	On the Effective Date, the Company shall award to the Executive a number of shares of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) equal to $50,000 divided by the VWAP (as defined below) as of the Effective Date, which shares of Common Stock shall be fully vested at issuance (the “Stock Award”).

(ii)	For purposes herein, “VWAP” means the first of the following which shall apply:

(1)	If the Common Stock is then listed for trading on the OTC Markets or a United States or Canadian national securities exchange (as applicable, the “Trading Market”), then the volume-weighted average (rounded to the nearest $0.0001) closing price of the Common Stock on such Trading Market during the 20 Trading Day (as defined below) period immediately prior to the applicable measurement date, as reported by such Trading Market or other reputable source;

(2)	if the Common Stock is not then listed or quoted for trading on a Trading Market, and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; and

(3)	if the VWAP cannot be calculated for such security on such date on bases as set forth in Section 2(b)(ii) or Section 2(b)(ii)(1), the VWAP shall be the fair market value of such security as mutually determined in good faith by the Board, without the involvement of the Director, after taking into consideration such factors as the Board may deem appropriate.

(iii)	All such determinations of the VWAP as set forth in Section 2(b)(ii)(1) or Section 2(b)(ii)(2) shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

2

(iv)	For purposes herein, “Trading Day” means any day on which the Common Stock is traded on the Trading Market or is otherwise reported on “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) or a similar organization or agency succeeding to its functions of reporting prices.

(v)	In the event that, during the Term, the annual gross revenue of the Company for any fiscal year of the Company increases by an amount of $50,000,000 or more as compared to the revenue of the Company for the prior fiscal year, then at the conclusion of such fiscal year, provided that this Agreement and the Term remain in effect at such time, the Company shall issue to Executive a number of shares of Common Stock equal to (i) 10% of Base Salary as in effect at such time, divided by (ii) the VWAP as of the last day of such fiscal year (each, a “Revenue Stock Award”). A Revenue Stock Award shall be made with respect to each $50,000,000 in increase of revenue for a particular fiscal year as compared to the prior fiscal year. By way of illustration and not limitation, (1) in the event that the Company’s revenue for the 2023 fiscal year is $35,000,000, and the Company’s revenue for the 2024 fiscal year is $85,000,000, and assuming the Base Salary is $250,000 at the end of the 2024 fiscal year, then the Executive would be issued a Revenue Stock Award equal to $25,000 divided by the VWAP as of the last day of the 2024 fiscal year; and (2) in the event that the Company’s revenue for the 2023 fiscal year is $35,000,000, and the Company’s revenue for the 2024 fiscal year is $150,000,000, and assuming the Base Salary is $250,000 at the end of the 2024 fiscal year, then the Executive would be issued a Revenue Stock Award equal to $50,000 divided by the VWAP as of the last day of the 2024 fiscal year, in each case assuming that this Agreement and the Term remained in effect as of the last day of the 2024 fiscal year. The revenue of the Company for any fiscal year shall be as determined in good faith by the Board.

(c)	Option Issuances:

(i)	On the Effective Date, the Company shall issue to Executive options to acquire 100,000 shares of Common Stock at an exercise price of $2.00 pursuant to the Option Agreement in the form as attached hereto as Exhibit A (the “Initial Option Agreement”), which options (the “Initial Options”) shall initially vest as of ¼ of the Initial Options on each of the first four annual anniversaries of the Effective Date, such that the Initial Options are fully vested four years following the Effective Date, and subject to the additional vesting and forfeiture provisions as set forth herein and in the Initial Option Agreement. The number of shares of Common Stock subject to the Initial Options and the exercise price of the Initial Options shall be subject to adjustment as set forth in the Initial Option Agreement.

3

(ii)	On the renewal of the Initial Term or any Renewal Term for an additional Renewal Term, the Company shall issue to Executive options to acquire 75,000 shares of Common Stock at an exercise price of 75% of the VWAP as of the date of such issuance, at an exercise price to be determined by the Board, pursuant to an Option Agreement in the form as attached hereto as Exhibit A (each, an “Additional Option Agreement” and, together with the Initial Option Agreement, the “Option Agreements”), which options (the “Additional Options”, and, together with the Initial Options, the “Options”) shall vest as to 1/3 of the applicable Additional Options each year following the date of issuance, such that the Additional Options are fully vested three years following their applicable issuance, and subject to the additional vesting and forfeiture provisions as set forth herein and in the applicable Additional Option Agreement. The number of shares of Common Stock subject to each of the Additional Options and the exercise price of each of Additional Options shall be subject to adjustment as set forth in the applicable Additional Option Agreement.

(d)	Bonuses. On January 15 of each year of the Term (or the next business day thereafter if such date is not a business day), the Company shall pay to Executive a bonus of 40% of the then-applicable Base Salary. The Executive shall be eligible to receive any additional discretionary bonuses as determined by the Board.

(e)	Fringe Benefits. During the Term, the Executive shall be entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers, provided that in any event the Company shall pay the costs of health insurance for the Executive and the Executive’s children.

(f)	Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the Executive in connection with the performance of Executive’s duties hereunder and in accordance with the Company’s expense reimbursement policies and procedures.

(g)	Officer Expenses. During the Term, the Company shall reimburse the Executive for the cost of Executive’s offices located at 1177 Post Road E, Westport CT, up to a maximum of $24,000 for each year of the Term.

(h)	CFOSystems. Within 30 days of the Effective Date, the Company will pay the costs payable to CFOSystems LLC (“CFOSystems”) pursuant to the Executive’s agreement with CFOSystems and the “Conflicts of Interest: Non-Hire Provision” therein, as may be agreed by Executive and CFOSystems, with the reasonable involvement of the Company, up to a maximum of $62,500.

Section 3.	Termination.

(a)	Definition of Cause. For purposes hereof, “Cause” shall mean:

(i)	a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;

(ii)	Willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company;

4

(iii)	the Executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

(iv)	the Executive’s gross negligence in the performance of Executive’s duties and responsibilities to the Company as described in this Agreement; or

(v)	the Executive’s material failure to perform Executive’s duties and responsibilities to the Company as described in this Agreement (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such failure subsequent to the Executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the Executive of the specific nature of such material failure and the Executive’s failure to cure such material failure within 90 days following receipt of such notice.

(b)	Definition of Good Reason. For purposes hereof, “Good Reason” shall mean:

(i)	at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the Executive immediately prior to a Change of Control;

(ii)	a reduction in Base Salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

(iii)	the relocation of the Executive’s principal executive office to a location more than 50 miles further from the Executive’s principal executive office immediately prior to such relocation; or

(iv)	a material breach by the Company of any of the terms and conditions of this Agreement which the Company fails to correct within 90 days after the Company receives written notice from Executive of such violation.

(c)	Definition of Change of Control. A “Change of Control” shall be deemed to have occurred if, after the Effective Date, (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.

5

(d)	Termination by the Company. The Company may terminate the Term and Executive’s employment hereunder at any time, with or without Cause, subject to the terms and conditions herein.

(i)	For Cause. In the event that the Company terminates the Term or Executive’s employment hereunder with Cause, then in such event, subject to Section 3(i), (i) the Company shall pay to Executive any unpaid Base Salary and benefits then owed or accrued, and any unreimbursed expenses, pursuant to the terms of Section 2(f), incurred by the Executive in each case through the termination date, and each of which shall be paid within 10 days following the termination date; (ii) any unvested portion of any equity granted to Executive hereunder or under the Award Agreement or any other agreements with the Company (collectively, the “Equity Grants”) shall immediately be forfeited as of the termination date without any further action of the Parties; and (iii) all of the Parties’ rights and obligations hereunder shall thereafter cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to Section 15.

(ii)	Without Cause. In the event that the Company terminates the Term or Executive’s employment hereunder without Cause, then in such event, subject to Section 3(i), (i) the Company shall pay to Executive any Base Salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses incurred by the Executive in each case through the termination date, and each of which shall be paid within 10 days following the termination date; (ii) the Company shall pay to Executive, in one lump sum, an amount equal to 200% of the Base Salary then in effect; (iii) any Equity Grant already made to Executive shall, to the extent not already vested, be deemed automatically vested; and (iv) all of the Parties’ rights and obligations hereunder shall thereafter cease, other than such rights or obligations which arose prior to the termination date or in connection with such termination, and subject to Section 15.

(e)	Termination by the Executive. The Executive may terminate the Term and resign from Executive’s employment hereunder at any time, with or without Good Reason.

(i)	With Good Reason. In the event that Executive terminates the Term or resigns from Executive’s employment hereunder with Good Reason, the Company shall pay to Executive the amounts, and Executive shall, subject to Section 3(i), be entitled to such benefits (including without limitation any vesting of unvested shares under any Equity Grant), that would have been payable to Executive or which Executive would have received had the Term and Executive’s employment been terminated by the Company without Cause pursuant to Section 3(d)(ii).

6

(ii)	Without Good Reason. In the event that Executive terminates the Term or resigns from Executive’s employment hereunder without Good Reason, the Company shall pay to Executive the amounts, and Executive shall be entitled, subject to Section 3(i), to such benefits (including without limitation any vesting of unvested shares under any Equity Grant), that would have been payable to Executive or which Executive would have received had the Term and Executive’s employment been terminated by the Company with Cause pursuant to Section 3(d)(i).

(f)	Termination by Death or Disability. In the event of the Executive’s death or total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) during the Term, the Term and Executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations hereunder to the Executive (or the Executive’s estate) shall be for unpaid Base Salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the Executive’s target bonus for such year and the portion of such year in which the Executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, each of which shall be paid within 10 days following the date of the Executive’s termination, and any unvested portion of any Equity Grants shall immediately be forfeited as of the termination date without any further action of the Parties.

(g)	Non-Renewal. In the event that the Term is not renewed by either Party pursuant to the provisions of Section 1(a), any unvested portion of any Equity Grants shall immediately be forfeited as of the expiration of the Term without any further action of the Parties.

(h)	Change of Control. In the event that a Change of Control occurs during the Term, any unvested portion of any Equity Grants shall, to the extent not already vested, be deemed automatically vested immediately without any further action of the Parties.

(i)	Conflict. In the event of a conflict between the terms and conditions herein and those in any other agreement or contract between the Company and the Executive with respect to any Equity Grants granted to Executive, the terms and conditions of such other agreement or contract shall control.

Section 4.		Payments.

	(a)	Anything in this Agreement to the contrary notwithstanding, if it is determined that any payment or benefit provided to the Executive under this Agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the Executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence (or, if greater, the state and locality in which Executive is required to file a nonresident income tax return with respect to the Payment) in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

7

(b)	All determinations made pursuant to Section 4(a) shall be made by the Company which shall provide its determination and any supporting calculations (the “Determination”) to the Executive within thirty days of the date of the Executive’s termination. Within ten calendar days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the “Dispute”). The existence of any Dispute shall not in any way affect the Executive’s right to receive the Gross-Up Payments in accordance with the Determination. If there is no dispute, the Determination by the Company shall be final, binding and conclusive upon the Executive, subject to the application of Section 4(c). Within ten days after the Company’s determination, the Company shall pay to the Executive the Gross-Up Payment, if any. If the Company determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes such Determination, furnish Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on Executive’s federal, state, local income or other tax return. The Company agrees to indemnify and hold harmless the Executive of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 4(b), except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Company.

(c)	As a result of the uncertainty in the application of sections 4999 and 280G of the Code, it is possible that the Gross-Up Payments either will have been made which should not have been made, or will not have been made which should have been made, by the Company (an “Excess Gross-Up Payment” or a “Gross-Up Underpayment,” respectively). If it is established pursuant to (A) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (B) an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved, that an Excess Gross-Up Payment has been made, such Excess Gross-Up Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Gross-Up Payment and the Executive shall repay the Excess Gross-Up Payment to the Company either (i) on demand, if the Executive is in possession of the Excess Gross-Up Payment or (ii) upon the refund of such Excess Gross-Up Payment to the Executive from the IRS, if the IRS is in possession of such Excess Gross-Up Payment, together with interest on the Excess Gross-Up Payment at (X) 120% of the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually for any period during which the Executive held such Excess Gross-Up Payment and (Y) the interest rate paid to the Executive by the IRS in respect of any period during which the IRS held such Excess Gross-Up Payment. If a Gross-Up Underpayment occurs as determined under one or more of the following circumstances: (I) such determination is made by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or is made by the IRS, (II) such determination is made by a court, or (III) such determination is made upon the resolution to the Executive’s satisfaction of the Dispute, then the Company shall pay an amount equal to the Gross-Up Underpayment to the Executive within ten calendar days of such determination or resolution, together with interest on such amount at 120% of the applicable federal rate compounded semi-annually from the date such amount should have been paid to the Executive pursuant to the terms of this Agreement or otherwise, but for the operation of this Section 4(c), until the date of payment.

8

Section 5. Post-Termination Assistance. Upon the Executive’s termination of employment with the Company, the Executive agrees to fully cooperate in all matters relating to the winding up or pending work on behalf of the Company and the orderly transfer of work to other employees of the Company following any termination of the Executives’ employment. The Executive further agrees that Executive will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any audit, governmental investigation, litigation, or other dispute in which the Company is or may become a party and as to which the Executive has knowledge; provided, however, that (i) the Company agrees to reimburse the Executive for any related out-of-pocket expenses, including travel expenses and a reasonable hourly rate for such time expended, and (ii) any such assistance may not unreasonably interfere with Executive’s then current employment.

Section 6. No Mitigation or Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others; provided, however, the Company shall have the right to offset the amount of any funds loaned or advanced to the Executive and not repaid against any severance obligations the Company may have to the Executive hereunder.

Section 7.		Confidentiality

	(a)	Definition. For purposes of this Agreement, “Confidential Information” shall mean all Company Work Product (as hereinafter defined) and all non-public written, electronic, and oral information or materials of Company communicated to or otherwise obtained by Executive in connection with this Agreement, which is related to the products, business and activities of Company, its Affiliates (as defined below), and subsidiaries, and their respective customers, clients, suppliers, and other entities with which such party does business, including: (i) all costing, pricing, technology, software, documentation, research, techniques, procedures, processes, discoveries, inventions, methodologies, data, tools, templates, know how, intellectual property and all other proprietary information of Company; (ii) the terms of this Agreement; and (iii) any other information identified as confidential in writing by Company. Confidential Information shall not include information that: (a) was lawfully known by Executive without an obligation of confidentiality before its receipt from Company; (b) is independently developed by Executive without reliance on or use of Confidential Information; (c) is or becomes publicly available without a breach by Executive of this Agreement; or (d) is disclosed to Executive by a third party which is not required to maintain its confidentiality. An “Affiliate” of a Party shall mean any entity directly or indirectly controlling, controlled by, or under common control with, such Party at any time during the Term for so long as such control exists.

9

(b)	Company Ownership. Company shall retain all right, title, and interest to the Confidential Information, including all copies thereof and all rights to patents, copyrights, trademarks, trade secrets and other intellectual property rights inherent therein and appurtenant thereto. Subject to the terms and conditions of this Agreement, Company hereby grants Executive a non-exclusive, non-transferable, license during the Term to use any Confidential Information solely to the extent that such Confidential Information is necessary for the performance of Executive’s duties hereunder. Executive shall not, by virtue of this Agreement or otherwise, acquire any proprietary rights whatsoever in Confidential Information, which shall be the sole and exclusive property and confidential information of Company. No identifying marks, copyright or proprietary right notices may be deleted from any copy of Confidential Information. Nothing contained herein shall be construed to limit the rights of Company from performing similar services for, or delivering the same or similar deliverable to, third parties using the Confidential Information and/or using the same personnel to provide any such services or deliverables.

(c)	Confidentiality Obligations. Executive agrees to hold the Confidential Information in confidence and not to copy, reproduce, sell, assign, license, market, transfer, give or otherwise disclose such Confidential Information to any person or entity or to use the Confidential Information for any purposes whatsoever, without the express written permission of Company, other than disclosure to Executive’s, partners, principals, directors, officers, employees, subcontractors and agents on a “need-to-know” basis as reasonably required for the performance of Executive’s obligations hereunder or as otherwise agreed to herein. Executive shall be responsible to Company for any violation of this Section 7 by Executive’s employees, subcontractors, and agents. Executive shall maintain the Confidential Information with the same degree of care, but no less than a reasonable degree of care, as Executive employs concerning its own information of like kind and character.

(d)	Required Disclosure. If Executive is requested to disclose any of the Confidential Information as part of an administrative or judicial proceeding, Executive shall, to the extent permitted by applicable law, promptly notify Company of that request and cooperate with Company, at Company’s expense, in seeking a protective order or similar confidential treatment for the Confidential Information. If no protective order or other confidential treatment is obtained, Executive shall disclose only that portion of Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information which is required to be disclosed.

10

(e)	Enforcement. Executive acknowledges that the Confidential Information is unique and valuable, and that remedies at law will be inadequate to protect Company from any actual or threatened breach of this Section 7 by Executive and that any such breach would cause irreparable and continuing injury to Company. Therefore, Executive agrees that Company shall be entitled to seek equitable relief with respect to the enforcement of this Section 7 without any requirement to post a bond, including, without limitation, injunction and specific performance, without proof of actual damages or exhausting other remedies, in addition to all other remedies available to Company at law or in equity. For greater clarity, in the event of a breach or threatened breach by Executive of any of the provisions of this Section 7, in addition to and not in limitation of any other rights, remedies or damages available at law or in equity, Company shall be entitled to a permanent injunction or other like remedy in order to prevent or restrain any such breach or threatened breach by Executive, and Executive agrees that an interim injunction may be granted against Executive immediately on the commencement of any action, claim, suit or proceeding by Company to enforce the provisions of this Section 7, and Executive further irrevocably consents to the granting of any such interim or permanent injunction or any like remedy. If any action at law or in equity is necessary to enforce the terms of this Section 7, Executive, if it is determined to be at fault, shall pay Company’s reasonable legal fees and expenses on a substantial indemnity basis.

(f)	Related Duties. Executive shall: (i) promptly deliver to Company upon Company’s request all materials in Executive’s possession which contain Confidential Information; (ii) use its best efforts to prevent any unauthorized use or disclosure of the Confidential Information; (iii) notify Company in writing immediately upon discovery of any such unauthorized use or disclosure; and (iv) cooperate in every reasonable way to regain possession of any Confidential Information and to prevent further unauthorized use and disclosure thereof.

(g)	Legal Exceptions. Further notwithstanding the foregoing provisions of this Section 7, Executive may disclose confidential information as may be expressly required by law, governmental rule, regulation, executive order, court order, or in connection with a dispute between the Parties; provided that prior to making any such disclosure, subject to applicable law, Executive shall use its best efforts to: (i) provide Company with at least fifteen (15) days’ prior written notice setting forth with specificity the reason(s) for such disclosure, supporting documentation therefor, and the circumstances giving rise thereto; and (ii) limit the scope and duration of such disclosure to the strictest possible extent.

(h)	Limitation. Except as specifically set forth herein, no licenses or rights under any patent, copyright, trademark, or trade secret are granted by Company to Executive hereunder, or are to be implied by this Agreement. Except for the restrictions on use and disclosure of Confidential Information imposed in this Agreement, no obligation of any kind is assumed or implied against either Party or their Affiliates by virtue of meetings or conversations between the Parties hereto with respect to the subject matter stated above or with respect to the exchange of Confidential Information. Each Party further acknowledges that this Agreement and any meetings and communications of the Parties and their affiliates relating to the same subject matter shall not: (i) constitute an offer, request, invitation or contract with the other Party to engage in any research, development or other work; (ii) constitute an offer, request, invitation or contract involving a buyer-seller relationship, joint venture, teaming or partnership relationship between the Parties and their affiliates; or (iii) constitute a representation, warranty, assurance, guarantee or inducement with respect to the accuracy or completeness of any Confidential Information or the non-infringement of the rights of third persons.

11

Section 8.		Intellectual Property Rights.

	(a)	Disclosure of Work Product. As used in this Agreement, the term “Work Product” means any invention, whether or not patentable, know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or any copyrightable or patentable works. Executive agrees to disclose promptly in writing to Company, or any person designated by Company, all Work Product that is solely or jointly conceived, made, reduced to practice, or learned by Executive in the course of any work performed for Company (“Company Work Product”). Executive agrees (a) to use Executive’s best efforts to maintain such Company Work Product in trust and strict confidence; (b) not to use Company Work Product in any manner or for any purpose not expressly set forth in this Agreement; and (c) not to disclose any such Company Work Product to any third party without first obtaining Company’s express written consent on a case-by-case basis.

	(b)	Ownership of Company Work Product. Executive agrees that any and all Company Work Product conceived, written, created or first reduced to practice in the performance of work under this Agreement shall be deemed “work for hire” under applicable law and shall be the sole and exclusive property of Company.

	(c)	Assignment of Company Work Product. Executive irrevocably assigns to Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Except as set forth below, Executive retains no rights to use the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product. Executive hereby grants to Company a perpetual, non-exclusive, fully paid-up, royalty-free, irrevocable and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and display in any form or medium whether now known or later developed, distribute, make, use and sell any and all Executive owned or controlled Work Product or technology that Executive uses to complete the services and which is necessary for Company to use or exploit the Company Work Product.

	(d)	Assistance. Executive agrees to cooperate with Company or its designee(s), both during and after the Term, in the procurement and maintenance of Company’s rights in Company Work Product and to execute, when requested, any other documents deemed necessary by Company to carry out the purpose of this Agreement. Executive will assist Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Work Product in any and all countries. Executive’s obligation to assist Company with respect to Proprietary Rights relating to such Company Work Product in any and all countries shall continue beyond the termination of this Agreement, but Company shall compensate Executive at a reasonable rate to be mutually agreed upon after such termination for the time actually spent by Executive at Company’s request on such assistance.

12

	(e)	Executive Representations and Warranties. Executive hereby represents and warrants that: (i) Company Work Product will be an original work of Executive or all applicable third parties will have executed assignments of rights reasonably acceptable to Company; (ii) neither the Company Work Product nor any element thereof will infringe the intellectual property rights of any third party; (iii) neither the Company Work Product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (iv) Executive will not grant, directly or indirectly, any rights or interest whatsoever in the Company Work Product to any third party; (v) Executive has full right and power to enter into and perform Executive’s obligations under this Agreement without the consent of any third party; (vi) Executive will use best efforts to prevent injury to any person (including employees of Company) or damage to property (including Company’s property) during the Term; and (vii) should Company permit Executive to use any of Company’s equipment, tools, or facilities during the Term, such permission shall be gratuitous and Executive shall be responsible for any injury to any person (including death) or damage to property (including Company’s property) arising out of use of such equipment, tools or facilities.

Section 9.		Non-Compete and Non-Solicitation

	(a)	Existing Business Interests. The Parties acknowledge that the Company is engaged in the various business as disclosed to the Executive (together with such other activities as may be engaged in from time to time, the “Existing Business”). As part of this Existing Business, Company has developed and continues to develop Confidential Information regarding the operation of such business. In addition, Company has developed and continues to develop substantial relationships with existing and prospective clients, accounts, suppliers and others, as well as goodwill associated with these relationships and business. These relationships are a substantial business asset owned by, and proprietary to, Company and are integral to Company’s Existing Business and continued operation.

	(b)	Developing Business Interests. The Company also is engaged in expanding its business by developing new business concepts and services (the “Developing Business”). As part of this Developing Business, the Company has developed and continues to develop Confidential Information related thereto, valuable relationships with prospective and existing clients, accounts, suppliers and others, and continues to create goodwill associated with these relationships and business. The Developing Business is a substantial business asset owned by, and proprietary to, the Company.

	(c)	Other Legitimate Business Interests. In addition to the Existing Business and the Developing Business, Company has other legitimate business interests which are necessary to protect through the provisions of this Section 9, which Executive acknowledges include, but are not limited to the following (collectively the “Other Legitimate Business Interests”):

13

(i)	The Company has expended considerable resources in developing relationships with its suppliers, clients and customers;

(ii)	The Company has expended considerable resources to recruit and hire vendors and/or employees who could perform services for Company;

(iii)	Executive may, through the contractual relationship set forth herein, develop a substantial relationship with Company’s existing or potential clients, including but not limited to being the sole or primary contact between Company and its clients and principals; and

(iv)	The relationship between Company and its clients and principals will depend on the quality and quantity of the services Executive performs for Company.

(d)	Acknowledgement of Company’s Right to Protection of Business Interests. Executive acknowledges and agrees that Company desires, is entitled to, and deserves, protection of its legitimate business interests associated with the Existing Business, the Developing Business and the Other Legitimate Business Interests. Accordingly, Executive agrees to the restrictions set forth in this Section 9 as reasonable under the circumstances.

(e)	Non-Compete Restriction.

(i)	Subject to applicable law, Executive agrees that, for the Term and for a period of two (2) years thereafter, Executive shall not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by Company as part of its Existing Business or Developing Businesses which directly or indirectly competes with Company; nor (ii) solicit or accept, or induce any person to reduce goods or services to Company, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with Company’s existing and prospective clients, accounts, suppliers and/or other persons or entities with whom Company has had business relationships (or whom Company had specifically identified for a prospective business relationship). As used herein, Executive shall be considered “directly engaged” in such business if Executive acts as a shareholder, officer, owner, consultant, associate, employee or agent of any business offering and/or providing any of the restricted services and/or products identified above; and shall be considered “indirectly engaged” if any immediate relative of such persons (spouse, children, parents or siblings), or other person with whom such persons have a significant personal relationship, is engaged in such business.

(ii)	Executive agrees that the geographic scope of the above restrictions shall extend to the geographic area in which Company actively conducted business immediately prior to termination of this Agreement.

14

(f)	No-Solicitation. In recognition and consideration of Company’s Existing Business, Developing Business and Other Legitimate Business Interests, subject to applicable law, Executive agrees that, for the Term and for a period of three (3) years thereafter, Executive shall not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company. Nothing in this Section 9(f) shall prohibit Executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person identified above, or from hiring, employing or engaging any such person who responds to such general recruitment advertisement.

(g)	Remedies for Breach of Restrictions.

(i)	Executive admits and agrees that Executive’s breach of the provisions of this Section 9 would result in irreparable harm to Company. Accordingly, in the event of Executive’s breach or threatened breach of such restrictions, Executive agrees that Company shall be entitled to an injunction restraining such breach or threatened breach without the necessity of posting a bond or other security. Further, in the event of Executive’s breach, the duration of the restrictions contained in this Section 9 shall be extended for the entire time that the breach existed so that Company is provided with the full time period provided herein.

(ii)	In addition to injunctive relief, Company shall be entitled to any other remedy available in law or equity by reason of Executive’s breach or threatened breach of the restrictions contained in this Section 9.

(iii)	If the Company retains an attorney to enforce the provisions of this Section 9, the Company shall be entitled to recover its reasonable attorneys’ fees and costs so incurred from Executive, both prior to filing a lawsuit, during the lawsuit and on appeal.

(h)	Blue Pencil. Executive has carefully read and considered the provisions of this Section 9 and, having done so, agrees that the restrictions set forth in such Section 9 are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company. In the event that a court of competent jurisdiction shall determine that any of the foregoing restrictions are unenforceable, the Parties hereto agree that it is their desire that such court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated herein and enforceable against Executive. It is the intent of the Parties hereto that the court, in so determining any such enforceable substitute restriction, recognize that it is their intent that the foregoing restrictions be imposed and maintained to the greatest extent possible.

Section 10. Representations and Warranties Relating to Securities. The Stock Award, the Options, and any shares of Common Stock or other securities of the Company that may be issued or granted to the Executive hereunder or pursuant to any other agreement between the Company and the Executive in connection with the transactions contemplated herein may be referred to as the “Securities”, and Executive represents and warrants to the Company as set forth in this Section 10 with respect to the Securities and Executive’s receipt thereof, as of the Effective Date and as of the date of any issuance or granting of any Securities.

15

(a)	Executive is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act (an “Accredited Investor”).

(b)	Executive hereby represent that the Securities awarded pursuant to this Agreement are being acquired for Executive’s own account and not for sale or with a view to distribution thereof. Executive acknowledges and agrees that any sale or distribution of Securities which have vested may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Executive hereby consents to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Securities (whether or not the Restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.

(c)	Executive understands that the Securities is being offered and sold to Executive in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Executive’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Executive set forth herein in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Securities.

(d)	Executive has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Executive requested and deemed material to making an informed investment decision regarding its acquisition of the Securities. Executive has been afforded the opportunity to review such documents and materials and the information contained therein. Executive has been afforded the opportunity to ask questions of the Company and its management. Executive understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Executive understands and represents that Executive is acquiring the Securities notwithstanding the fact that the Company may disclose in the future certain material information that the Executive has not received. Executive has sought such accounting, legal and tax advice as Executive has considered necessary to make an informed investment decision with respect to Executive’s investment in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive, either personally, or together with Executive’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear the risks of an investment in the Securities and understands the risks of, and other considerations relating to, a purchase of the Securities. The Executive and Executive’s advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Securities. Executive’s financial condition is such that Executive is able to bear the risk of holding the Securities that Executive may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Executive’s entire investment in the Company. Executive has investigated the acquisition of the Securities to the extent Executive deemed necessary or desirable and the Company has provided Executive with any reasonable assistance Executive has requested in connection therewith. No representations or warranties have been made to Executive by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.

16

(e)	Executive also acknowledges and agrees that an investment in the Securities is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Securities will ever develop and that, as a result, Executive may not be able to liquidate Executive’s investment in the Securities should a need arise to do so. Executive is not dependent for liquidity on any of the amounts Executive is investing in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Securities under the federal and state securities laws and for other purposes.

(f)	Executive understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g)	Executive understands that until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

17

(h)	This Agreement has been duly and validly authorized by Executive. This Agreement has been duly executed and delivered on behalf of Executive, and this Agreement constitutes a valid and binding agreement of Executive enforceable in accordance with its terms, subject to the application of .

(i)	Executive is an individual resident of the state set forth in the notices provision for Executive herein.

Section 11. Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

Section 12. Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

Section 13. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto.

Section 14. Entire Agreement; Effectiveness of Agreement. This Agreement, the Option Agreements and any other agreement entered into between the Company and Executive with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Executive’s employment by the Company. This Agreement may be changed only by a written document signed by the Executive and the Company.

18

Section 15. Survival. The provisions of Section 3, Section 4, Section 5, Section 6, Section 7, Section 8, Section 9 and Section 13 through Section 26, inclusive, shall survive any termination or expiration of this Agreement, and provided that any expiration or termination of this Agreement shall not excuse a Party from compliance with, or fulfillment of, any obligations or conditions which arose prior to such expiration or termination.

Section 16. Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

Section 17.		Governing Law and Waiver of Jury Trial.

	(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

	(b)	Subject to Section 18, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in NEW LAKE COUNTY, FLORIDA (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

19

(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 17(c).

(d)	Subject to the provisions of Section 18, if any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding including appeals and arbitration.

Section 18. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Executive’s employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration in Astatula, Florida pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by the Parties. In the event that the Parties are unable to agree on the identity of the arbitrator within ten days of the commencement of efforts to do so, each Party shall select one arbitrator and the two arbitrators so selected shall select the sole arbitrator who shall hear and resolve controversy, claim or dispute. The arbitrator shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrator’s decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrator may be entered in the Selected Courts. Subject to the provisions of Section 17(d), each Party will pay its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrator as the arbitrator deems appropriate. The arbitrator may not award either Party punitive or consequential damages.

Section 19. General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

20

Section 20. Indemnification. During the Term, the Executive shall be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the Executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the Executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the Term. Any indemnification agreement entered into between the Company and the Executive shall continue in full force and effect in accordance with its terms following the termination of this Agreement.

Section 21. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

Section 22. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as either Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email.

If to the Company:

The Sustainable Green Team, Ltd.

Attention: Anthony Raynor

24-200 County Road

Astatula, Florida 34705

Email: traynor@sgtmltd.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC

Attn: John Cacomanolis

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: JCacomanolis@anthonypllc.com

If to Executive, to:

Josh Wethington

1540 Trilo Ave

Coral Gables, FL 33146

Email: jwething@gmail.com

With a copy, which shall not constitute notice, to:

John J Spittler

1865 Brickell Ave TH-5

Miami, FL 33129

Email: jjs@spittlerlaw.com

21

Section 23. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 24. Counsel. The Parties acknowledge and agree that Anthony L.G., PLLC (“Counsel”) has acted as legal counsel to the Company, and that Counsel has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Executive individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Executive in Executive’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 25. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 26. Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

22

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

The Sustainable Green Team, Ltd.

By:	/s/ Tony Raynor
Name:	Anthony Raynor
Title:	Chief Executive Officer

Executive: Josh Wethington

By:	/s/ Joshua R. Wethington
Name:	Josh Wethington

23

Exhibit A

Option Agreement

Dated as of January 30, 2022

This Option Agreement (this “Agreement”) dated as of the date first set forth above (the “Award Date”) is entered into by and between The Sustainable Green Team, Ltd., a Delaware corporation and Joshua Wethington (“Holder”). The Company and Holder may collectively be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Company and Holder are the parties to that certain Executive Employment Agreement dated as of January 30, 2023 (the “Employment Agreement);

WHEREAS, pursuant to the Employment Agreement the Parties have agreed to enter into the Agreement to grant to Holder options to acquire certain shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Defined Terms. Defined terms used herein without definition shall have the meanings given in the Employment Agreement.

Section 2. Grant. Pursuant to the terms of the Employment Agreement and the terms herein, the Company hereby grants to Holder as of the Award Date, the right and option (the “Options”) to purchase all or any part of the number of shares of Common Stock as set forth on Schedule A attached to this Agreement, subject to the terms and conditions of this Agreement and the Employment Agreement. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended.

Section 3. Vesting and Rights to the Options.

(a)	The Options will be subject to vesting and forfeiture pursuant to the provisions herein and in the Employment Agreement.

(b)	Subject to the other provisions herein, the Options will vest in accordance with the vesting schedule and terms set forth in Schedule A attached hereto and pursuant to the terms of the Employment Agreement. If the Options do not vest according to the terms and conditions set forth in Schedule A, the Options will be forfeited and returned to the Company, and all Holder’s rights, or the rights of Holder’s heirs in and to such Options will terminate, unless the Board of Directors of the Company (the “Board”) determines otherwise in its sole and absolute discretion.

(c)	Any portion of the Options which have vested in accordance with the terms and conditions herein shall be referred to as the “Vested Options.”

1

Section 4. Option Period. Vested Options shall be exercisable at any time following the date of such vesting and expiring on the tenth anniversary of the Grant Date (such period, the “Option Period”). To the extent not exercised by the end of the Option Period, the Options shall automatically expire and terminate.

Section 5. Price. The exercise price of the Options is as set forth on Exhibit A, subject to adjustment as set forth herein (the “Exercise Price”).

Section 6. Exercise.

(a)	Vested Options shall be exercisable by Holder delivering to the Company, during the Option Period, a Notice of Option Exercise in the form as attached hereto as Exhibit 1 (the “Exercise Notice”) and complying with the remaining terms and conditions herein.

(b)	The Exercise Notice shall be accompanied by full payment of the exercise price by tender to the Company of an amount equal to the Exercise Price multiplied by the number of underlying shares of Common Stock being purchased (the “Purchase Price”), by wire transfer or by certified check or bank cashier’s check, payable to the order of the Company.

(c)	Holder’s payment for exercise of the Vested Options shall be accompanied by payment of any amount that the Company, in its sole discretion, deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes If the Holder fails to make such payment in a timely manner, the Company may: (i) decline to permit exercise of the Vested Options or (ii) withhold and set-off against compensation and any other amounts payable to the Holder the amount of such required payment. Such withholding may be in the shares underlying the Vested Options at the sole discretion of the Company.

(d)	Upon receipt of the Purchase Price, together with written notice, and Holder’s compliance with the other provisions herein, the Company will record the Holder as the beneficial owner of the applicable shares of Common Stock in the books and records of the Company. The shares of Common Stock shall not be certificated. With respect to any exercise of the Vested Options, the Holder will for all purposes be deemed to have become the holder of record of the number of shares of Common Stock purchased hereunder on the date a properly executed notice and payment of the Purchase Price is received by the Company (the “Exercise Date”), except that, if the date of such receipt is a date on which the share transfer books of the Company are closed, Holder will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open.

Section 7. Adjustments. Upon the occurrence of any of the following events, the Holder’s rights with respect to the Options shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Holder and the Company relating to the Options:

(a)	If the Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a dividend on its outstanding shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of Vested Options which have not been exercised as of such time shall be equitably and appropriately increased or decreased proportionately, and appropriate and equitable adjustments shall be made in the Exercise Price per share to reflect such subdivision, combination or share dividend. By way of example and not limitation, in the event that after the Award Date the Company completes a 2 for 1 forward split of the Common Stock, wherein each share of Common Stock is divided into two shares of Common Stock, the number of remaining unexercised Options shall be increased by 100% and the Exercise Price shall be reduced by 50%.

2

(b)	If the Company is merged or consolidated with or is acquired by another entity (any, an “Acquisition”), the Acquisition agreement shall provide that the Options shall be assumed by the surviving entity and the Exercise Prices and number of Options shall be equitably adjusted.

(c)	In the event of a recapitalization or a reorganization of the Company (other than a transaction described in Section 7(b)) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Holder upon exercising the Vested Options shall be entitled to receive for the purchase price paid upon such exercise, the securities the Holder would have received if the Holder had exercised the Vested Options prior to such recapitalization or reorganization. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class or securities convertible or exercisable into shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities). With respect to shares issued in accordance with this Section 7, no fractional shares shall be issued and the Holder shall receive from the Company cash in lieu of such fractional shares or the Company shall round to the nearest whole share of Common Stock, as determined by the Board.

(d)	The Board or the successor Board of Directors shall determine the specific adjustments to be made under this Section 7, and its determination shall be conclusive. If the Holder receives securities or cash in connection with a transaction described in this Section 7 above as a result of holding the Options, such securities or cash shall be subject to all of the conditions and restrictions applicable to the Options with respect to which such securities or cash were issued, unless otherwise determined by the Board or the successor Board.

Section 8. Necessity to Become Holder of Record. The Holder shall not have any rights as a member of the Company with respect to any shares of Common Stock underlying the Options until Holder shall have become the holder of record of such shares of Common Stock. No dividends or cash distributions, ordinary or extraordinary, as to any shares of Common Stock shall be paid to or provided to the Holder if the record date is prior to the date on which Holder became the holder of record of the applicable shares of Common Stock.

Section 9. Conditions to Exercise of Vested Options. In order to enable the Company to comply with the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) and relevant state law, the Company may require the Holder, as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares of Common Stock subject to the Options are being acquired for Holder’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares of Common Stock either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares of Common Stock being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law. The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock underlying the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares underlying the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

3

Section 10. Representations and Warranties. Holder hereby makes the representations and warranties as set forth in the Employment Agreement, with respect to the receipt of the Options and the shares of Common Stock that may be acquired upon exercise thereof, and such representations and warranties are hereby incorporated herein by reference.

Section 11. No Transfer. Holder may not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Options, whether vested or not, of this Agreement, or otherwise encumber the Options or any rights herein or therein, and any attempted transfer shall be null and void ab initio and the Company shall not recognize any purported transferee as the holder thereof.

Section 12. Taxes.

(a)	Holder shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by the Company with respect to such amount. Holder shall be responsible for the payment of all taxes required to be paid in connection with the issuance or vesting of the Options or the shares of Common Stock that may be issued with respect thereto.

(b)	THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO HOLDER. HOLDER THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. BY SIGNING THIS AGREEMENT, HOLDER REPRESENTS THAT HOLDER HAS REVIEWED WITH HOLDER’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HOLDER IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. HOLDER UNDERSTANDS AND AGREES THAT HOLDER (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4

Section 13. Data Privacy Consent. In order to administer the this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Holder (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Holder may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Holder shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

Section 14. Review. The Holder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement. The Holder hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions relating to this Agreement.

Section 15. No Rights to Continued Engagement. This Agreement does not confer upon Holder any right to continued engagement by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the Company’s right to terminate Holder’s engagement at any time.

Section 16. No Restriction. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

Section 17. Power of Attorney. Holder hereby irrevocably appoints the Company and each of its officers, employees and agents as Holder’s true and lawful attorneys with power (i) to sign in Holder’s name and on Holder’s behalf stock certificates and stock powers covering some or all of the Options and such other documents and instruments as the Board deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Board deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. Holder agree to execute such other stock powers and documents as may be reasonably requested from time to time by the Board to effectuate the terms of this Agreement.

Section 18. Representations and Warranties.

(a)	General Representations and Warranties of Holder. Holder represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that Holder has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Holder, will represent the valid and binding obligation of Holder enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies. Holder represents and warrants that all personnel or agents of Holder who perform any activities on behalf of the Company hereunder or otherwise are legally authorized and permitted to work in the United States and for the benefit of the Company hereunder. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

5

(b)	Representation and Warranties of Holder Related to the Options. The Holder hereby makes the representations and warranties as set forth in the Employment Agreement, on the Award Date and thereafter such representations and warranties shall be deemed re-made and re-given by Holder to the Company on and as of each date that any Options vest or are exercised as set forth herein.

Section 19. Effect of Waiver. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. No waiver shall be valid unless in writing.

Section 20. Assignment. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect, provided that, notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

Section 21. No Third-Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the Parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the Parties hereto.

Section 22. Entire Agreement; Effectiveness of Agreement. This Agreement, the Employment Agreement and the other documents referenced therein, and any other agreement entered into between the Company and Holder with respect to the issuance of any equity securities of the Company or other equity awards relating to the Company set forth the entire agreement of the Parties hereto and shall supersede any and all prior agreements and understandings concerning the Holder’s employment by the Company. This Agreement may be changed only by a written document signed by the Holder and the Company.

6

Section 23. Severability. If any one or more of the provisions, or portions of any provision, of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions or parts hereof shall not in any way be affected or impaired thereby.

Section 24. Governing Law and Waiver of Jury Trial.

(a)	This Agreement, and any and all claims, proceedings or causes of action relating to this Agreement or arising from this Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Delaware, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware.

(b)	Subject to Section 25, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in NEW LAKE COUNTY, FLORIDA (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 24(c).

7

(d)	Subject to the provisions of Section 25, if any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 25. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Holder’s employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration in Astatula, Florida pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by the Parties. In the event that the Parties are unable to agree on the identity of the arbitrator within ten days of the commencement of efforts to do so, each Party shall select one arbitrator and the two arbitrators so selected shall select the sole arbitrator who shall hear and resolve controversy, claim or dispute. The arbitrator shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrator’s decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrator may be entered in the Selected Courts. Subject to the provisions of Section 24(d), each Party will pay its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrator as the arbitrator deems appropriate. The arbitrator may not award either Party punitive or consequential damages.

Section 26. General Remedies. Each Party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other Party, and thus each Party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such Party of the provisions of this Agreement, that the other Party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

Section 27. Expenses. Other than as specifically set forth herein, each of the Parties will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and the transactions contemplated herein.

Section 28. Notices. All notices and other communications hereunder shall be given in accordance with the provisions of the Employment Agreement.

Section 29. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8

Section 30. Counsel. The Parties acknowledge and agree that Anthony L.G., PLLC (“Counsel”) has acted as legal counsel to the Company, and that Counsel has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Holder individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Holder in Holder’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

Section 31. Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the Party preparing the contract, is waived by the Parties hereto. Each Party acknowledges that such Party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such Party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

Section 32. Execution in Counterparts, Electronic Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

9

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Award Date.

The Sustainable Green Team, Ltd.

By:	/s/ Anthony Raynor
Name:	Anthony Raynor
Title:	Chief Executive Officer

Holder: Joshua Wethington

By:	/s/ Joshua Wethington
Name:	Joshua Wethington

10

Schedule A

Option Award

Award
Options to Acquire Shares of Common Stock Granted:	100,000, subject to adjustment as set forth in the Agreement.
Exercise Price:	$2.00 per share of Common Stock

Vesting Schedule
Number of Options to Acquire Shares of Common Stock Vesting	Date Vesting
25,000	January 30, 2024
25,000	January 30, 2025
25,000	January 30, 2026
25,000	January 30, 2027

11

Exhibit 1

Notice of Option Exercise

Dated: ______________________

To: The Sustainable Green Team, Ltd.

Attn: Chief Executive Officer

Sir/Madam:

Notice is hereby given of my election to purchase _____ shares of common stock of The Sustainable Green Team, Ltd. (the “Company”) at a price of $[_______]per share under the provisions of the stock option (“Option”) granted to me on January 30, 2023.

I hereby certify that I am in compliance with the covenants and forfeiture provisions of the Option Agreement dated as of January 30, 2023 between the Company and me (the “Option Agreement”). I acknowledge that a violation of these provisions will result in the forfeiture of any remaining options that I have.

Enclosed is my check made payable to the Company in the amount of $ _________________ in payment of the exercise price of the Option and my check in the amount of $ ________________ made payable to _____________________________ in payment of the tax due on exercise of the Option.

The following information is supplied for use in issuing and registering the shares purchased:

Number of shares of Common Stock:

Full Name:	Joshua Wethington

Address:

Signature:

12